                           POWER OF ATTORNEY

                  Each person whose individual signature appears below hereby authorizes Laurence Moskowitz, with full power of substitution and full power to act without the others, his true and lawful attorney-in-fact and agent in his name, place, and stead, to execute in the name and on behalf of each such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.


                   Signature                                        Title                                Date
--------------------------------------------      ---------------------------------------     ------------------------

/s/ J. Graeme McWhirter
--------------------------------------------      Executive Vice President,                   October 15, 1996
J. Graeme McWhirter                               Chief Financial Officer and
                                                  Assistant Secretary

/s/ David Davis
------------------------ -------------------      Senior Vice President/International,        October 15, 1996
David Davis                                       Director


/s/ Harold Finelt
--------------------------------------------      Director                                    October 15, 1996
Harold Finelt

/s/ Donald Kimelman
--------------------------------------------      Director                                    October 15, 1996
Donald Kimelman

/s/ James J. O'Neil
--------------------------------------------      Director                                    October 15, 1996
James J. O'Neil

/s/ Gerald P. Rodeen
--------------------------------------------      Director                                    October 15, 1996
Gerald P. Rodeen

/s/ Theodore Wm. Tashlik
--------------------------------------------      Director                                    October 15, 1996
Theodore Wm. Tashlik
